As filed with the Securities and Exchange Commission on October 22, 2009

Registration No. 333-143662

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 9

to

Form S-11

Registration Statement

Under

The Securities Act of 1933, As Amended

Dividend Capital Total Realty Trust Inc.

(Exact name of registrant as specified in charter)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Address of principal executive offices)

Guy M. Arnold

President

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Name, address and telephone number of agent for service)

Copies to:

Phyllis Korff Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036	David C. Roos Moye White LLP 1400 16th Street Denver, Colorado 80202

Approximate Date of Commencement of Proposed Sale to the Public:

This Post-Effective Amendment No. 9 to Form S-11 Registration Statement (333-143662) is being filed to deregister all of the 126,195,386 shares of common stock that remained unsold as of the termination of the offering on October 22, 2009.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Termination of Public Offering and Deregistration of Shares of Common Stock

Dividend Capital Total Realty Trust Inc. (the “Registrant”) filed a Form S-11 Registration Statement (333-143662), which was initially declared effective by the Securities and Exchange Commission on January 22, 2008, pursuant to which the Registrant registered up to 202,631,579 shares of the Registrant’s common stock, $.01 par value for sale in a public offering (the “Offering”), including up to 52,631,579 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s distribution reinvestment plan.

The Registrant has terminated the Offering effective as of the close of business on October 22, 2009 and is filing this Post-Effective Amendment No. 9 to the Registration Statement in order to withdraw from registration all of the shares of the Registrant’s common stock covered by the Registration Statement which remain unsold at the termination of the Offering.

As of the close of business on October 22, 2009, the Registrant had sold a total of 76,436,193 shares of common stock in the Offering, including 9,295,624 shares which were issued pursuant to the Registrant’s distribution reinvestment plan. Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration a total of 126,195,386 shares of the Registrant’s common stock that were registered but not sold in connection with the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to the Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 22, 2009.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

By:	/s/ Guy M. Arnold
Guy M. Arnold, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to Form S-11 registration statement has been signed by the following persons in the following capacities on October 22, 2009.

	Signature	Title

	*	Chairman of the Board and Director
John A. Blumberg

	/s/ Guy M. Arnold	President (principal executive officer)
Guy M. Arnold

	*	Director
Charles B. Duke

	*	Director
Daniel J. Sullivan

	*	Director
John P. Woodberry

	/s/ M. Kirk Scott	Chief Financial Officer (principal financial officer)
M. Kirk Scott

*By:	/s/ M. Kirk Scott	Attorney-in-fact.
M. Kirk Scott